UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2012

Booz Allen Hamilton Holding Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34972	26-2634160
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 902-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

As previously announced on August 1, 2012, Booz Allen Hamilton Holding Corporation (the "Company") will be paying a special cash dividend of $6.50 per share on August 31, 2012. The ex-dividend date for the special cash dividend is expected to be September 4, 2012. The record date for the special cash dividend was August 15, 2012 and according to New York Stock Exchange rules the shares trade with "due-bills" between August 13, 2013 (two days prior to the record date) and August 31, 2012 (the payment date). Accordingly, stockholders who sell their shares on or before the payment date will not be entitled to receive the special cash dividend.

The $6.50 special cash dividend payable will be treated as a taxable dividend to the extent of the Company’s current or accumulated earnings and profits (computed using U.S. federal income tax principles), with any amount in excess of such current or accumulated earnings and profits treated as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in their shares and with any amount in excess of such current or accumulated earnings and profits and the holder's adjusted tax basis treated as a capital gain. Because the Company’s current earnings and profits must take into account the results of operations for the entire fiscal year in which the special cash dividend is made, the Company will not be able to determine with certainty the portion of the special cash dividend that will be treated as a dividend until after the close of the company’s fiscal year, March 31, 2013. While the tax treatment of the special cash dividend is complex and cannot be concluded with any degree of certainty at this time, the Company currently estimates that from 35% to 55% of the $6.50 special cash dividend will exceed the Company's current or accumulated earnings and profits for U.S. federal income tax purposes.

Forward Looking Statements

This press release contains, or may be deemed to contain, "forward-looking statements" (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Examples of forward-looking statements include information concerning the future payment of the special cash dividend, the tax treatment of the special cash dividend or the estimate of the amount of the special cash dividend that will exceed the current or accumulated earnings and profits of Booz Allen Hamilton. These statements give Booz Allen Hamilton’s current expectation of future events or its future performance and do not relate directly to historical or current events. A number of factors could cause Booz Allen Hamilton’s future actions and related results to vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this press release, possibly to a material degree. Some of these factors include, but are not limited to, Booz Allen Hamilton's financial results for its fiscal year ended March 31, 2012 and the risk factors set forth in Booz Allen Hamilton’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 30, 2012. All forward-looking statements included in this press release speak only as of the date made, including, but not limited to, the estimate of the amount of the special cash dividend that will exceed the accumulated earnings and profits, and, except as required by law, Booz Allen Hamilton undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

IRS Circular 230 disclosure: Internal Revenue Service regulations requires us to inform you that this current report was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

August 29, 2012	By:	Samuel R. Strickland

Name: Samuel R. Strickland
Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer